First National/Carolina National Merger Moves Ahead with Final Regulatory Approval

SPARTANBURG, S.C., Dec. 27 /PRNewswire-FirstCall/ -- First National Bancshares, Inc. ("First National") (Nasdaq: FNSC) and Carolina National Corporation ("Carolina National") (Nasdaq: CNCP) announced today that they have received final regulatory approval of their plan to merge Carolina National into First National.

Jerry L. Calvert, First National's President and Chief Executive Officer, said, "We are very pleased that this important step in the merger process has been completed. We are looking forward to having a strong presence in the Columbia market and serving the Carolina National customers with the high level of customer service for which both First National and Carolina National are recognized."

The approval from the Office of the Comptroller of the Currency was the final approval needed to close the transaction. The Federal Reserve and the South Carolina State Board of Financial Institutions have also approved the acquisition. The shareholders of both companies approved the deal in special meetings held earlier in December. The deal, first announced in August, is expected to close in the first quarter of 2008.

Roger Whaley, President and Chief Executive Officer of Carolina National, added, "We look forward to the opportunities that the growing institution will bring to our customers, employees and shareholders as we continue building on the strong foundation created by Carolina National's directors and employees in its first five years of operation."

The merger will give First National eleven full-service banking locations in South Carolina's growth markets, supported by its corporate headquarters and operations center located in Spartanburg. Two additional locations, one in Fort Mill and another in Lexington, have received regulatory approval and are scheduled to open later in 2008.

Following the deal closing, signage at Carolina National's four branch locations will be changed to First National Bank of the South. Upon completion of the merger, the combined assets of First National are projected to be in excess of $800 million.

ABOUT FIRST NATIONAL

First National Bancshares, Inc. is a $574-million asset bank holding company based in Spartanburg, South Carolina. Its common stock is traded on the NASDAQ Global Market under the symbol FNSC. It was incorporated in 1999 to conduct general banking business through its wholly-owned bank subsidiary, First National Bank of the South.

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First National Bank of the South provides a wide range of financial services to consumer and commercial customers through three operating divisions -- the banking division, small business lending division, and the wholesale mortgage lending division. The banking division operates seven full-service branches, three in Spartanburg County operating as First National Bank of Spartanburg, and four operating as First National Bank of the South in Charleston, Mount Pleasant, Greenville and Greer. First National has also received approval from the Office of the Comptroller of the Currency to open its eighth full-service branch and Rock Hill market headquarters at 2471 Hwy. 160, Ft. Mill, South Carolina. First National also operates loan production offices in Columbia, Daniel Island and Rock Hill, South Carolina.

First National Bank also operates a small business lending division under the name of First National Business Capital, and this division provides small business lending services to customers in the Carolinas and Georgia. First National Bank's wholesale mortgage lending division provides services to community banks and mortgage brokers across the Southeast from its office on North Main Street in Greenville. In addition to these services, First National offers trust and investment management services to its customers through an alliance with Colonial Trust Company, which has offices in Spartanburg and Greenville. Additional information about First National is available online in the Investor Relations section of  www.firstnational-online.com.

ABOUT CAROLINA NATIONAL

Carolina National Corporation is a $228-million asset bank holding company headquartered in Columbia, South Carolina and conducts a general banking business through its subsidiary, Carolina National Bank and Trust Company. The bank opened on July 15, 2002, and conducts its activities from its main office, three full-service branch offices, and loan production offices in the Columbia and Rock Hill, South Carolina areas.

FORWARD-LOOKING STATEMENTS

Certain statements in this press release contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements concerning our future growth, plans, objectives, expectations, performance, events and the like, as well as any other statements, including those regarding the merger, that are not historical facts and are thus prospective. Such forward-looking statements are subject to risks, uncertainties, and other factors, including, but not limited to the timing of completion of the merger, uncertainties associated with integration of operations and the cost of combining the banks, whether the transaction will be accretive to First National's shareholders, business disruption following the merger including adverse effects on employees, the quality of Carolina National's assets that First National will acquire, the ability of First National to retain customers of Carolina National following the merger, acceptance of First National's products and services in the Columbia market, changes in worldwide and U.S. economic conditions, a downturn in the economy or real estate market, construction delays and greater than expected non-interest expenses or excessive loan losses and other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. For a more detailed description of factors that could cause or contribute to such differences, please see First National's and Carolina National's filings with the Securities and Exchange Commission.

Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. These projections and statements are based on management's estimates and assumptions with respect to future events and financial performance and are believed to be reasonable though they are inherently uncertain and difficult to predict. Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized. The inclusion of this forward-looking information should not be construed as a representation by either company or any person that the future events, plans, or expectations contemplated by either company will be achieved. First National and Carolina National do not intend to and assume no responsibility for updating or revising any forward-looking statement contained in this press release, whether as a result of new information, future events or otherwise.

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